STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated as of January 9, 2019 (the "Effective Date") by and between Robert Nickolas Jones, an individual residing at 533 W. 650 S., Layton UT 84041 (the "Purchaser") and Solar Integrated Roofing Corporation, a Nevada corporation (the "Company"). The Purchaser and Company, may hereinafter be referred to as the "Parties" and each, a "Party."

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"), and Rule 506 promulgated thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser, desires to purchase from the Company, shares of the Company's common stock as more fully described in this Agreement; and

WHEREAS, the Company wishes to sell and Purchaser wishes to purchase from the Company, 11,250,000 shares of the Company's common stock (the "Shares") in exchange for the Purchase Price (as defined in Section 1.1 herein). The 11,250,000 shares of the Company's common stock to be issued pursuant to this Agreement is equal to the shares of common stock held in the name of or on behalf of David Massey at the time of the Closing.

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and subject to the terms and conditions hereof, the Parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

1.1 Purchase and Sale; Purchase Price.

(a) Subject to the terms and conditions set forth in this Agreement, Company shall sell to Purchaser, and Purchaser shall purchase from Company, the Shares in exchange for an aggregate purchase price equal to Two Hundred Forty Five Thousand Dollars ($245,000.00) paid in accordance with the following payment schedule: (i) One Hundred Forty Five Thousand Dollars ($145,000.00) shall be paid by the Purchaser to the Company upon execution of this Agreement and (ii) One Hundred Thousand Dollars ($100,000.00) shall be paid to the Company by the Purchaser no more than 180 days from the Effective Date (the "Purchase Price").

(b) The Shares shall be issued by the Company to the Purchaser and sold to and purchased by Purchaser upon execution of this Agreement, as of the date first indicated above (the "Closing"), in consideration for the Purchase Price.

1.2 Closing.

(a) Upon Closing, Company shall deliver to Purchaser the following:

(i) fully executed documentation, including, without limitation, the Agreement, that completely effectuates the sale of the Shares; and

(ii) certificate(s) for the Shares, if applicable; and

(iii) Resolutions or related agreements pursuant to which the Shares were issued to the Company

(b) Upon Closing, Purchaser shall deliver to Company the following:

(i) fully executed documentation, including, without limitation, the Agreement, that completely effectuates the purchase of the Shares; and

(ii) the Initial Payment.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1 Representations and Warranties of Company. Company hereby makes the following representations and warranties to Purchaser:

(a) Full Power and Authority. Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Company and constitutes the legal, valid and binding obligation of Company, enforceable in accordance with its terms;

(b) No Violation or Conflict; Consent. The execution, delivery and performance by Company of this Agreement and consummation by Company of the transactions contemplated hereby do not and will not: (i) violate any decree or judgment of any court or other governmental authority applicable to or binding on Company or (ii) violate any contract to which Company is bound, or conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Company is a party;

(c) Title. With respect to the sale of the Shares, (i) the Shares, when delivered and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, free from any taxes, liens, security interests, adverse claims or other encumbrances whatsoever, other than restriction on resales of the Shares or other restrictions that may exist under applicable securities laws; (ii) the Shares to be delivered are not and will not be as of the Closing subject to any transfer restriction, other than the restriction that the Shares have not been registered under the Securities Act and, therefore, cannot be resold unless it is registered under the Securities Act or in a transaction exempt from or not subject to the registration requirements of the Securities Act ("Permitted Transfer Restriction"); (iii) upon the transfer of the Shares to Purchaser, Purchaser will acquire good and marketable title thereto, and will be the legal and beneficial owner of such the Shares, free and clear of any Encumbrances or

transfer restrictions, other than the Permitted Transfer Restriction; (iv) there are no outstanding rights, options, subscriptions or other agreements or commitments obligating Company with respect to the Shares, and Company has not granted any person a proxy that has not expired or been validly withdrawn;

2.2 Representations and Warranties of Purchaser. Purchaser hereby makes the following representations and warranties to Company:

(a) Full Power and Authority. Purchaser has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms;

(b) Restricted Securities. Purchaser understands that the Shares are characterized as "restricted securities" under the Securities Act inasmuch as they were acquired from Company in a transaction not registered under the Securities Act; and

(c) Investment Intent. Purchaser is acquiring the Shares for his own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act.

ARTICLE III
MISCELLANEOUS

3.1 Entire Agreement. The Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.

3.2 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by Company and Purchaser or, in the case of a waiver, by the Party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either Party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

3.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

3.4 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person or entity.

3.5 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance

with the internal laws of the State of California, without regard to the principles of conflicts of law thereof. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each Party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either Party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.6 Survival. The representations, warranties, agreements and covenants contained herein shall not survive the Closing.

3.7 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that the Parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

3.8 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the Parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

3.9 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and sent to the other Party at the address set forth in the preamble hereto or to such other address as may be specified by any such Party to the other Party pursuant to notice given by such Party in accordance with the provisions of this Section 3.9, and shall be deemed to have been duly received:

(a) if given by courier, messenger or other means, when received or personally delivered;

(b) if given by certified or registered mail, return receipt requested, postage prepaid,

three business days after being deposited in the U.S. mails; and

(c) if given by fax, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission

3.10 Headings. The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Stock Purchase Agreement to be duly executed as of the date first indicated above.

COMPANY:

SOLAR INTEGRATED ROOFING CORPORATION

By: ______________________
Name: David Massey
Title: Chief Executive Officer

PURCHASER:

____
Robert Nickolas Jones, an individual

[- Signature Page to Stock Purchase Agreement -]